UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2015, Crown Castle Towers LLC (“Issuer Entity”) and certain of its direct subsidiaries issued $1,000,000,000 aggregate principal amount of Senior Secured Tower Revenue Notes (“Offered Notes”) as additional debt securities under the Indenture dated as of June 1, 2005 (as amended and supplemented, “Indenture”), by and among the Issuer Entity, Crown Castle South LLC, Crown Communication LLC, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC, Crown MUPA LLC (collectively, “Issuers”) and The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as trustee (“Indenture Trustee”), pursuant to which the Issuers and Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico previously issued the Senior Secured Tower Revenue Notes, Series 2010-4 (“2010-4 Notes”) and the Senior Secured Tower Revenue Notes, Series 2010-2, Series 2010-3, Series 2010-5 and Series 2010-6 (“Outstanding 2010 Notes” and, together with the 2010-4 Notes, the Offered Notes and any other notes issued under the Indenture, “Notes”). The Offered Notes were issued pursuant to two indenture supplements each dated as of May 15, 2015 (“Indenture Supplements”), by and among the Issuers and the Indenture Trustee. All the Issuers are indirect subsidiaries of Crown Castle International Corp. (“Company”). The Offered Notes constitute two new Series of Notes under the Indenture and were issued in two separate Classes set forth in the table below. Each Class of Offered Notes will rank pari passu with each other Class of Notes of any other Series issued under the Indenture (including the Outstanding 2010 Notes) that bears the same alphabetical Class designation. Each of the Class C Notes are subordinated in right of payment to any other Class which has an earlier alphabetical designation. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

Offered Notes
Series/Class	Initial Class Principal Balance	Interest Rate
Series 2015-1, Class C-2022	$300,000,000	3.222%
Series 2015-2, Class C-2025	$700,000,000	3.663%

The Notes (including the Offered Notes) are guaranteed by CC Towers Guarantor LLC (“Guarantor”), an indirect wholly owned subsidiary of the Company and the direct parent of the Issuer Entity. The Guarantor’s only material asset is its equity interest in the Issuer Entity. The Notes are obligations solely of the Issuers and the Guarantor and are not guaranteed by the Company or any affiliate of the Company other than the Guarantor.

The Notes (including the Offered Notes) will be paid solely from the cash flows generated from operation of the Tower Sites held directly and indirectly by the Issuers. The Issuers are special purpose entities that are prohibited from owning any assets other than their Tower Sites and related assets and from incurring any debt other than as contemplated by the Indenture. Under the Indenture, the Issuers and their subsidiaries will be permitted to issue new and additional notes under certain circumstances, including so long as the Debt Service Coverage Ratio of the Issuers is at least 2.0x. As of December 31, 2014, the Issuers and their subsidiaries owned, leased, subleased or managed 11,000 Tower Sites in the United States and Puerto Rico.

The Notes (including the Offered Notes) are secured by a first priority security interest granted by the Issuers in all of their assignable personal property, including their rights under the space licenses pursuant to which wireless communication companies or other users lease space on the Tower Sites and the revenues associated with the space licenses. The equity interests in each of the Issuers and their respective subsidiaries have also been pledged to secure repayment of the Notes. Approximately 4,826 Tower Sites are held by Crown Atlantic Company LLC (“Crown Atlantic”) and Crown Castle GT Company LLC (“Crown GT”), indirect subsidiaries of the Issuer Entity, whose governing instruments generally prevent them from issuing debt and granting liens on their assets without the approval of certain subsidiaries of Verizon Communications. Consequently, while distributions paid to the Issuers by Crown Atlantic and Crown GT will service the Notes, the Notes are not obligations of, nor are the Notes secured by the cash flows or any other assets of, Crown Atlantic and Crown GT.

The Series 2015-1, Class C-2022 Notes and Series 2015-2, Class C-2025 Notes have a stated maturity date of May 15, 2042 and May 15, 2045, respectively. No principal payments in respect of the Series 2015-1, Class C-2022 Notes and Series 2015-2, Class C-2025 Notes are required to be made prior to May 15, 2022 or May 15, 2025, respectively, unless an Amortization Period commences, certain casualty or condemnation events occur or any Notes are not paid in full on or prior to the Anticipated Repayment Date for such Notes; provided that principal payments will be required to be made only with respect to those Series of Notes for which the Anticipated Repayment Date has occurred (and not with respect to any other Series of Notes for which the Anticipated Repayment Date for such Series has not occurred). During an Amortization Period, Excess Cash Flow of the Issuers will be used to repay principal with respect to all Notes in the manner set forth in the Indenture. An Amortization Period will commence as of the end of any calendar quarter if the Debt Service Coverage Ratio of the Issuers falls below 1.45x and will continue to exist until the end of any calendar quarter for which such ratio exceeds such level. In addition, with respect to each Series of Notes from and after the Anticipated Repayment Date for such Series of Notes (and not with respect to any other Series of Notes in respect of which the Anticipated Repayment Date has not occurred), additional interest will accrue at a per annum rate equal to the greater of 5% and the rate computed pursuant to the formula specified in the Indenture. If an Amortization Period is not in effect but the Anticipated Repayment Date for a Series of Notes has occurred, Excess Cash Flow of the Issuers will be used to repay principal with respect to such Series of Notes in the manner set forth in the Indenture.

During the continuation of a Cash Trap Condition, all Excess Cash Flow will be deposited in a Cash Trap Reserve Sub-Account established under the Indenture. Prior to the earliest Anticipated Repayment Date for any Series of Notes then outstanding, if a Cash Trap Condition is continuing and the Debt Service Coverage Ratio of the Issuers is 1.75x or greater and no Event of Default has occurred and is continuing, funds in the Cash Trap Reserve may be released to be used solely to meet the debt service requirements of the Company and its subsidiaries (other than CC Towers Holding, the immediate parent of the Guarantor, and CC Towers Holding’s subsidiaries). A Cash Trap Condition will exist at the end of any calendar quarter if the Debt Service Coverage Ratio of the Issuers is 1.75x or less and will continue to exist until such ratio exceeds such level for two consecutive calendar quarters. Under the terms of the Indenture, there are generally no restrictions on the Company’s use of cash distributed to it from the Issuers after debt service, provided investments are made in a Permitted Business, which includes any type of business that the Company and its subsidiaries presently conduct and any type of business that is related, ancillary, or complementary to such presently conducted business.

The Issuers may voluntarily prepay the Notes in whole or in part on any Payment Date; provided that the Offered Notes may not be voluntarily prepaid in whole or in part prior to the second anniversary of the Closing Date, except for (A) prepayments to cure a breach of a representation or warranty or certain other defaults with respect to a particular Tower Site and (B) prepayments in connection with certain casualty and condemnation events. Any prepayment in respect of any Class of any Series of Notes made, in the case of the Series 2015-1, Class C-2022 Notes, more than twelve months or, in the case of the Series 2015-2, Class C-2025 Notes, more than eighteen months prior to the Anticipated Repayment Date for such Notes is required to be accompanied by the applicable Prepayment Consideration.

Crown Castle Atlantic LLC and Crown Castle GT Holding Sub LLC, the holders of the equity interests in Crown Atlantic and Crown GT, and the Issuers (collectively, “Owners”) are parties to a management agreement dated as of June 8, 2005 (as amended, “Management Agreement”) with Crown Castle USA Inc., as manager (“Manager”). The Manager is a wholly owned indirect subsidiary of the Company. Pursuant to the Management Agreement, the Manager performs, on behalf of the Asset Entities, those functions reasonably necessary to maintain, market, operate, manage and administer the Tower Sites.

The Owners, the Indenture Trustee and Manager are also parties to a cash management agreement dated as of June 8, 2005 (as amended, “Cash Management Agreement”). Pursuant to the Cash Management Agreement, the Indenture Trustee administers the reserve funds in the manner set forth in the Indenture. Pursuant to the Servicing Agreement between Midland Loan Services, Inc. (“Servicer”) and the Indenture Trustee dated as of June 8, 2005 (“Servicing Agreement”), the Servicer administers and oversees the performance by the Issuers and the Manager of their respective obligations under the Transaction Documents.

The Company used the net proceeds received from the issuance of the Offered Notes to repay in full the Series 2010-4 Notes, and to pay fees and expenses related to the offering of the Offered Notes and the retirement of the 2010-4 Notes. The remaining proceeds have been transferred to the Company for general corporate purposes.

The above summary of the Indenture, the Management Agreement, the Cash Management Agreement, the Servicing Agreement and the Indenture Supplements is qualified in its entirety by reference to the complete terms and provisions of the Indenture, the Management Agreement, the Cash Management Agreement and the Servicing Agreement previously filed by the Company on Form 8-K on June 8, 2005, the amendment to the Management Agreement previously filed by the Company on Form 8-K on September 28, 2006, the Joinder and Amendment to Management Agreement and the Joinder to Cash Management Agreement filed by the Company on Form 8-K on December 5, 2006, and the two Indenture Supplements filed herewith as Exhibit 4.1 and 4.2.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01, which is incorporated by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

4.1	Indenture Supplement, dated as of May 15, 2015, relating to the Senior Secured Tower Revenue Notes, Series 2015-1, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication LLC, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

4.2	Indenture Supplement, dated as of May 15, 2015, relating to the Senior Secured Tower Revenue Notes, Series 2015-2, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication LLC, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

Date: May 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture Supplement, dated as of May 15, 2015, relating to the Senior Secured Tower Revenue Notes, Series 2015-1, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication LLC, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

4.2	Indenture Supplement, dated as of May 15, 2015, relating to the Senior Secured Tower Revenue Notes, Series 2015-2, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication LLC, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers